EXHIBIT 2.1

                 STOCK EXCHANGE AGREEMENT WITH MICRONETICS, INC.


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                            STOCK EXCHANGE AGREEMENT


THIS AGREEMENT is made this 20th day of June, 1998, by and between MICRONETICS INC., a Utah corporation ("MKRO"), PRAXIS PHARMACEUTICALS INC., a Nevada corporation ("PPI"), the shareholders of MKRO who are listed on Schedule A attached hereto ("MKRO SHAREHOLDERS"), and the shareholders of PPI who are listed on Schedule B attached hereto ("PPI SHAREHOLDERS").

                                   WITNESSETH:

WHEREAS, the total authorized capital stock of PPI consists of 50,000,000 shares of common stock, each with par value $0.001 par value, of which 5,000,000 shares are issued and outstanding (the "PPI Shares"), and 1,000,000 shares of preferred stock, each with $0.01 par value, of which none is issued and outstanding; and

WHEREAS, the total authorized capital stock of MKRO consists of 50,000,000 shares of $0.001 par value Common Stock of which 14,125,500 shares are issued and outstanding; and

WHEREAS, MKRO desires to acquire all of the issued and outstanding capital stock of PPI, or 5,000,000 shares of Common Stock ("PPI Shares") for 5,000,000 post-split shares of common stock of MKRO; and

WHEREAS, in reliance on and subject to the terms and conditions, representations, warranties, covenants and agreements herein contained, PPI desires to sell the PPI Shares to MKRO, and MKRO desires to purchase the PPI Shares in a stock for stock exchange.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE AND SALE

Section 1.1 AGREEMENT TO PURCHASE AND EXCHANGE. In reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements herein contained, PPI shall assign, transfer and convey unto MKRO, and MKRO shall purchase all of the PPI Shares for 5,000,000 post-split shares of MKRO in a tax free reorganization.

Section 1.2 PURCHASE PRICE. The aggregate purchase price for the PPI Shares (the "Purchase Price") shall be 5,000,000 post-split MKRO shares.

Section 1.3 CLOSING. The closing of the transaction contemplated in this Agreement (the "Closing") shall take place at the offices of John Holt Smith of Inman Steinberg Nye & Stone, 1925 Century Park East, Suite 1600, Los Angeles, California 90067, on June 22, 1998, or at such other date, time or place as shall be mutually acceptable to the parties (the "Closing Date").

Section 1.4 TRANSACTIONS AND DOCUMENTS AT AND AFTER CLOSING.

(a) At the Closing, PPI shall deliver to MKRO certificates representing 5,000,000 shares of PPI, duly endorsed for transfer.

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(b) At the  Closing,  MKRO shall  deliver to PPI the shares of MKRO common stock representing the Purchase Price for the PPI Shares, as set forth hereinabove, and bearing an appropriate legend restricting transfer except as permitted under Rule 144 of the Securities Act of 1933, as amended.

(c) From time to time and at any time, at MKRO's request, whether on or after the Closing Date, and without further consideration, PPI shall, at its own expense except as otherwise provided in this Agreement, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions as may be necessary or convenient, in the reasonable opinion of MKRO, to transfer and convey to MKRO, all of its right, title and interest in and to the PPI Shares, free and clear of any lien or adverse claim.

(d) From time to time and at any time, at PPI's request, whether on or after the Closing Date, and without further consideration, MKRO shall, at its own expense except as otherwise provided in this Agreement, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions as may be necessary or convenient, in the reasonable opinion of PPI, to transfer and convey to PPI, all of its right, title and interest in and to the MKRO Shares, free and clear of any lien or adverse claim.

2.       ADDITIONAL AGREEMENTS.

Section 2.1 MKRO'S ACCESS AND INSPECTION. PPI has allowed and shall allow MKRO and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of PPI's properties, books, contracts, commitments and records for the purpose of making such investigation as MKRO may desire, and PPI shall furnish MKRO such information concerning PPI's affairs as MKRO may request. PPI has caused and shall cause PPI's personnel to assist MKRO in making such investigation and shall cause the counsel, accountants, engineers and other non-employee representatives of PPI to be reasonably available to MKRO for such purposes.

Section 2.2 PPI'S ACCESS AND INSPECTION. MKRO shall allow PPI and its authorized representatives access during normal business hours from and after the date hereof and prior to the Closing Date to such of MKRO's properties, books, contracts, commitments and records as PPI may reasonably request for the purpose of determinng the financial condition of MKRO, MKRO shall cause MKRO's personnel to assist PPI in making such investigation and shall cause the counsel, accountants, engineers and other non-employee representatives of MKRO to be reasonably available to PPI for such purposes.

Section 2.3 COOPERATION. The parties shall cooperate fully with each other and with their representatives, counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, and will use their best efforts to consummate the transactions contemplated hereby and fulfil their obligations hereunder.

Section 2.4 EXPENSES. All of the expenses incurred by MKRO in connection with the authorization, preparation, execution and performance of this Agreement by MKRO, including without limitation all fees and expenses of agents, representatives, counsel and accountants for MKRO, shall be paid by MKRO and/or its representatives. All expenses incurred by PPI in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation all fees and expenses of agents, representatives, counsel and accountants, shall be paid by PPI.

Section 2.5 BROKERS. Each party hereto jointly and severally represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein other than Type Investments Holdings Ltd., Aspen Ridge Corporation and Satisfaction Trust, and each party shall indemnify the other and save it harmless from any claim or demand for commission or other

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compensation  by any  broker,  finder or  similar  agent  claiming  to have been employed by or on behalf of such party.

Section 2.6 MKRO SALE OF SUBSIDIARIES. Prior to the Closing, MKRO shall sell its two subsidiaries, Information Management Systems Inc. and Telesolutions Inc., to a private company owned or controlled by Juan Ledo in exchange for cancellation of 4,445,000 shares of MKRO Common Stock in the name of Juan Ledo.

Section 2.7 REVERSE SPLIT. Prior to Closing, the Board of Directors of MKRO and the requisite number of shareholders shall approve and effect a 1-to-118.45 reverse split of the Common Stock of MKRO.

3.       REPRESENTATIONS AND WARRANTIES OF PPI.

PPI represents, covenants and warrants to MKRO as follows:

Section 3.1 CORPORATE EXISTENCE/STANDING/AUTHORITY. PPI is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the corporate power and authority to own, operate and lease its respective properties, to carry on its business as now being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby. PPI is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse affect on it. PPI has delivered to MKRO or its counsel true and correct copies of the articles of incorporation and by-laws of PPI, together with any amendments thereto.

Section 3.2 SHARES OF STOCK. All issued and outstanding shares of capital stock of PPI have been duly authorized and validly issued and are fully paid and nonassessable. There is no subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer by PPI of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

Section 3.3 AUTHORITY. PPI has the full right and authority to enter into and fully perform this Agreement and all other agreements and documents to be delivered to MKRO in connection herewith. All actions required to be taken by PPI to authorize the execution, delivery and performance of this Agreement and all other agreements and documents to be delivered in connection herewith have been or will by the Closing Date be properly taken. This Agreement constitutes the valid and binding obligation of PPI. Neither the execution and delivery of this Agreement and all other agreements and documents executed in connection herewith nor the consummation of the transactions contemplated hereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith will (1) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of PPI, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance or the payment of money required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of PPI's properties under any of the terms, conditions or provisions of any loan agreement, note, bond, mortgage, indenture, lease, agreement or other instrument or commitment to which PPI is a party, or by which PPI or its properties may be bound or affected or (3) violate any order, writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to PPI or any of its properties.

Section 3.4 NO VIOLATION. Except as set forth on Schedule 3.4, to the best knowledge of PPI, PPI has complied with all rules, regulations, codes and laws affecting its business and operations and is not in default under, or in violation of, any provision of any federal, state or local rule, regulation, code or law nor has PPI been given notice of any such default or violation.

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Section 3.5  LICENSES  AND RIGHTS.  PPI  possesses  all  franchises,  easements, licenses, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are set forth on Schedule 3.5.

Section 3.6 CONSENTS. Except as set forth on Schedule 3.6 hereto, no approval or consent of any person, firm or other entity or body is required to be obtained by PPI for the authorization of this Agreement or the consummation by PPI of the transactions contemplated hereby.

Section 3.7 NO DEFAULTS. Except as set forth on Schedule 3.7, to the best knowledge of PPI, no default (or event which with the passage of time or the giving of notice or both would become a default) exists or is alleged to exist with respect to the performance of any obligation of PPI under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty or other contract or instrument, including, but not limited to, any contract set forth on
Schedule 3.17, to which PPI is a party or to which its assets are subject, or by which it is otherwise bound, and no such default or event exists or is alleged to exist with respect to the performance of any obligation of any other party thereto.

Section 3.8 FINANCIAL STATEMENTS. MKRO has been or will be furnished with the proforma financial statements (the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles and present fairly and accurately the information set forth therein.

Section 3.9 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 3.9 hereto, since December 31, 1997, PPI has actively conducted its business in the ordinary and regular course. Since that date, there has not been any material adverse change in condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of PPI nor is any event threatened which would cause such an adverse change, nor has there occurred any event or governmental regulation or order restricting the business of PPI.

Section 3.10 FACILITIES AND EQUIPMENT. The personal property owned or leased by PPI at its facility for the operation of, or used in, its business is in its possession or under its control and is adequate for the operation of such business as presently conducted.

Section 3.11 TITLE TO ASSETS. Except as set forth on Schedule 3.11 or in the Financial Statements, PPI has good, valid and marketable title to all of its real property and leasehold estates and good and valid title to all of its other assets (tangible and intangible), including, but not limited to, all leasehold improvements and equipment and all other properties and assets reflected or required to be reflected in the Financial Statements and all properties and assets purchased or leased by it since the dates of such Financial Statements (except for properties and assets so reflected or required to be reflected which have been sold or otherwise disposed of in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever. Except as set forth on Schedule 3.11, PPI enjoys peaceful and quiet possession of its properties and assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business.

Section 3.12 ABSENCE OF UNDISCLOSED LIABILITIES. PPI does not have any material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or set forth on
Schedule 3.12 hereof.

Section 3.13 LITIGATION. Schedule 3.13 hereof sets forth a list of all administrative or judicial proceedings to which PPI is a party. Except as set forth on Schedule 3.13, there is no action, suit, claim, demand, arbitration or other proceeding, administrative or judicial, pending or, to the best knowledge of PPI,

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threatened  against  or  relating  to PPI  which,  if  adversely  determined  or resolved, would materially and adversely affect the financial condition, results of operations, business or prospects of PPI.

Section 3.14      PATENTS AND TRADEMARKS.

(a) Except as set forth on Schedule 3.14(a), PPI does not own, or operate under, any patent, trademark or service mark or any applications therefor. All trade names (including those whose use is limited to one or more states of the United States) owned or used by PPI are listed on Schedule 3.14 hereof and, to the extent indicated therein, have been duly registered with the states of the United States or the corresponding offices of other countries. Except as set forth on Schedule 3.14, PPI is the sole and exclusive owner of, or has the sole and exclusive power with respect to, or has the sole and exclusive right to use, the trade names specified on Schedule 3.14.

(b) Except as set forth on Schedule 3.14(b) hereof, PPI has not ever been charged with infringement or violation of any adversely held trademark, trade name or copyright.

(c) Except as set forth on Schedules 3.14(a) and 3.14(b), there are no claims or demands of any other person, firm or corporation pertaining to the trade names, copyright registrations or pending copyright registration applications, as the case may be, listed on such schedules, and no proceedings have been instituted which challenge the right of PPI in respect thereof.

Section 3.15      EMPLOYEE BENEFITS.

(a) Schedule 3.15 hereof contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement for the benefit of any employee or group of employees of PPI or any independent contractors or group of independent contractor of PPI, (ii) each medical, health, disability, insurance or other plan or arrangement of PPI, and (iii) each employee stock option plan or other plan providing for the purchase of shares of capital stock of PPI. All of such plans and arrangements of PPI are referred to herein as the "employee benefit plans".

(b) The amounts reflected in the Financial Statements as liabilities or contingent liabilities with respect to employee benefit plans have been calculated in accordance and compliance with applicable law, including accounting principles relating thereto.

(c) All of the employee benefit plans maintained by PPI (and each funding medium which may be attendant thereto) are in compliance with applicable law and all reporting and disclosure requirements under applicable laws and regulations, and have been administered and operated in accordance with their respective provisions and applicable law. There are no actions, suits or claims (other than routine claims for benefits) pending with respect to the employee benefit plans.

(d) PPI has filed, published and disseminated all reports, documents, statements and communications which are required to be filed, published or disseminated under applicable law and the rules and regulations promulgated thereunder relating to, and have timely made all modifications and amendments to, the employee benefit plans.

Section 3.16 TAXES AND TAX RETURNS. PPI has duly filed all income, franchise and other tax returns and reports required to be filed by it and has duly paid or made provision for the payment of all taxes (including any interest or penalties) which are due and payable pursuant to such returns. PPI has withheld proper and accurate amounts from their employees' compensation in substantial compliance with all withholding and similar provisions of applicable law. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against PPI with respect to any period ending on or before the Closing Date.

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Section 3.17 CONTRACTS. PPI has heretofore furnished to MKRO or its counsel true and complete copies of each document, and a written description of each oral contact, set forth on Schedule 3.17 hereof. Schedule 3.17 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements of the following types, including all amendments thereto which PPI is a party:

(a) Contracts relating to equipment purchases, or series of similar equipment purchases from the same supplier, involving an expenditure of, or if in a series, expenditures in the aggregate of, more than twenty-five thousand dollars ($25,000);

(b) Bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

(c) Factoring, loan, note, financing or similar contracts with any lenders or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any properties, involving in each case, or if in a series involving the same lender, guarantor or property, as the case may be, in the aggregate, at least twenty-five thousand dollars ($25,000);

(d) contracts for the acquisition or disposition of a business or substantially all of the property, assets or capital stock or other securities of a business or company under which there are continuing or unperformed obligations on the part of any of the parties hereto, which contracts in each case involve at least twenty-five thousand dollars($25,000);

(e) Conditional sales contracts, leases of personal property or contracts for the purchase or sale of real or personal property, involving in each case at least twenty-five thousand dollars ($25,000);

(f) Management or consulting contracts involving in each case, or with respect to any individual in the aggregate, at least twenty-five thousand dollars ($25,000);

(g) contracts for the furnishing of services or products to or by PPI, involving an expenditure in each case of at least twenty-five thousand dollars ($25,000);

(h) Royalty or licensing contracts or contracts requiring similar payments to unrelated parties individually, or with respect to any unrelated party in the aggregate, involving or which reasonably may in the future involve an amount in excess of twenty-five thousand dollars ($25,000) annually;

(i) All employment agreements between PPI and any of its employees; and

(j) All agreements, contracts and commitments not listed on any other schedule hereto which individually involve the payment of twenty-five thousand dollars ($25,000) or more.

Except as set forth on Schedule 3.17, all such contracts, understandings, commitments, arrangements and agreements are in full force and effect.

Section 3.18 COLLECTIVE BARGAINING AGREEMENTS. Schedule 3.18 hereof is a list of all collective bargaining agreements with any labor organization to which PPI is a party. The relations of PPI with its employees are good and there are no impending labor difficulties.

Section 3.19 INSURANCE. PPI is insured by insurers unaffiliated with PPI or PPI with respect to its properties and the conduct of its business in such amounts and against such risks as are generally and prudently maintained for comparable businesses and consistent with its past practice.


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Section 3.20      REAL PROPERTY.

(a) Schedule 3.20 hereof sets forth a true and complete list of (i) all real property owned by PPI and (ii) all real property leases to which PPI is a party. PPI has heretofore furnished to MKRO or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 3.20.

(b) With respect to the leases described on Schedule 3.20, except as set forth on Schedule 3.20:

         (i) All such leases are in writing and duly executed, and, where required, witnessed, acknowledged and recorded to make them valid and binding and in full force and effect for the full term thereof, and none have been modified;

         (ii) The rental set forth in each such lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth in Schedule 3.20;

         (iii) The lessee under each such lease has the full right to exercise any renewal option contained therein and upon due exercise will be entitled to enjoy the use of the premises for the full term of such renewal option;

         (iv) Upon performance by the lessee of the terms of each such lease, the lessee has the full right to enjoy the use of the premises demised thereunder for the full term thereof; and

         (v) Except as set forth on Schedule 3.20, all security deposits required by such leases have been made and no forfeiture with respect thereto claimed, in whole or in part, by any of the lessors.

Section 3.21 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by PPI under this Agreement or in any certificate, schedule or other document furnished or to be furnished to MKRO or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF MKRO

MKRO represents, covenants and warrants to PPI as follows:

Section 4.1 CORPORATE EXISTENCE/STANDING/AUTHORITY. MKRO is a corporation duly organized, validly existing and in good standing under the laws of Utah and has the corporate power and authority to own, operate and lease its respective properties, to carry on its business as now being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby. MKRO is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse affect on it. MKRO has delivered to PPI or its counsel true and correct copies of the articles of incorporation and by-laws of MKRO, together with any amendments thereto.

Section 4.2 SHARES OF STOCK. MKRO has authorized 50,000,000 shares of common stock of which there are presently issued and outstanding 18,000,000 shares of common stock. None of the shares of preferred stock are issued and outstanding. All issued and outstanding shares of capital stock of MKRO have been duly authorized and validly issued and are fully paid and nonassessable. There is no subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer by MKRO of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument. There is on file with the NASD a current, accurate and complete 15-c2(11) for MKRO and MKRO is currently trading on the Bulletin Board under the Symbol "MKRO."

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Section 4.3  AUTHORITY.  MKRO has the full right and authority to enter into and fully perform this Agreement and all other agreements and documents to be delivered to PPI in connection herewith. All actions required to be taken by MKRO to authorize the execution, delivery and performance of this Agreement and all other agreements and documents to be delivered in connection herewith have been or will by the Closing Date be properly taken. This Agreement constitutes the valid and binding obligation of MKRO. Neither the execution and delivery of this Agreement and all other agreements and documents executed in connection herewith nor the consummation of the transactions contemplated hereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith will (1) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of MKRO, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance or the payment of money required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of MKRO's properties under any of the terms, conditions or provisions of any loan agreement, note, bond, mortgage, indenture, lease, agreement or other instrument or commitment to which MKRO is a party, or by which MKRO or its properties may be bound or affected or (3) violate any
order,  writ,  injunction,   decree,   judgment,  or  ruling  of  any  court  or
governmental authority specifically applicable to MKRO or any of its properties.

Section 4.4 NO VIOLATION. Except as set forth on Schedule 4.4, to the best knowledge of MKRO, MKRO has complied with all rules, regulations, codes and laws affecting its business and operations and is not in default under, or in violation of, any provision of any federal, state or local rule, regulation, code or law nor has MKRO been given notice of any such default or violation.

Section 4.5 LICENSES AND RIGHTS. MKRO possesses all franchises, easements, licenses, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are set forth on Schedule 4.5.

Section 4.6 CONSENTS. Except as set forth on Schedule 4.6 hereto, no approval or consent of any person, firm or other entity or body is required to be obtained by MKRO for the authorization of this Agreement or the consummation by MKRO of the transactions contemplated hereby.

Section 4.7 NO DEFAULTS. Except as set forth on Schedule 4.7, to the best knowledge of MKRO, no default (or event which with the passage of time or the giving of notice or both would become a default) exists or is alleged to exist with respect to the performance of any obligation of MKRO under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty or other contract or instrument, including, but not limited to, any contract set forth on
Schedule 4.17, to which MKRO is a party or to which its assets are subject, or by which it is otherwise bound, and no such default or event exists or is alleged to exist with respect to the performance of any obligation of any other party thereto.

Section 4.8 FINANCIAL STATEMENTS. PPI has been or will be furnished with statement of liabilities of MKRO for the period ended April 30, 1998, and its statements of earnings for the fiscal year then ended (the "Financial Statements") as set forth on Schedule 4.8 attached hereto. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and as of their date of issuance were or will be true, correct and complete in all material respects and present fairly and accurately the information set forth therein.

Section 4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 4.9 hereto, since December 31, 1997, MKRO has actively conducted its business in the ordinary and regular course. Since that date, there has not been any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of MKRO nor is any event threatened which would cause such an adverse change, nor has there occurred any event or governmental regulation or order restricting the business of MKRO.

Section 4.10 FACILITIES AND EQUIPMENT. The personal property owned or leased by MKRO at its facility for the operation of, or used in, its business is in its possession or under its control and is adequate for the operation of such business as presently conducted.

Section 4.11 TITLE TO ASSETS. Except as set forth in Schedule 4.11 or in the Financial Statements, MKRO has good, valid and marketable title to all of its real property and leasehold estates and good and valid title to all of its other assets (tangible and intangible), including, but not limited to, all leasehold improvements and equipment and all other properties and assets reflected or required to be reflected in the Financial Statements and all properties and assets purchased or leased by it since the dates of such Financial Statements (except for properties and assets so reflected or required to be reflected which have been sold or otherwise disposed of in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever. Except as set forth on Schedule 4.11, MKRO enjoys peaceful and quiet possession of its properties and assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business.

Section 4.12 ABSENCE OF UNDISCLOSED LIABILITIES. MKRO does not have any material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or set forth on
Schedule 4.12 hereof, or which exceed in the aggregate $25,000.

Section 4.13 LITIGATION. Schedule 4.13 hereof sets forth a list of all administrative or judicial proceedings to which MKRO is a party. Except as set forth on Schedule 4.13, there is no action, suit, claim, demand, arbitration or other proceeding, administrative or judicial, pending or, to the best knowledge of MKRO, threatened against or relating to MKRO which, if adversely determined or resolved, would materially and adversely affect the financial condition, results of operations, business or prospects of MKRO.

Section 4.14      PATENTS AND TRADEMARKS.

(a) Except as set forth on Schedule 4.14(a), MKRO does not own, or operate under, any patent, trademark or service mark or any applications therefor. All trade names (including those whose use is limited to one or more states of the United States) owned or used by MKRO are listed on Schedule 4.14 hereof and, to the extent indicated therein, have been duly registered with the states of the United States or the corresponding offices of other countries. Except as set forth on Schedule 4.14, MKRO is the sole and exclusive owner of, or has the sole and exclusive power with respect to, or has the sole and exclusive right to use, the trade names specified on Schedule 4.14.

(b) Except as set forth on Schedules 4.14(b) hereof, MKRO has not ever been charged with infringement or violation of any adversely held trademark, trade name or copyright.

(c) Except as set forth on Schedules 4.14(a) and 4.14(b), there are no claims or demands of any other person, firm or corporation pertaining to the trade names, copyright registrations or pending copyright registration applications, as the case may be, listed on such schedules, and no proceedings have been instituted which challenge the right of MKRO in respect thereof.

Section 4.15      EMPLOYEE BENEFITS.

(a) Schedule 4.15 hereof contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement for the benefit of any employee or group of employees of MKRO or any independent contractors or group of independent contractor of MKRO, (ii) each medical, health, disability, insurance or other plan or arrangement of MKRO, and (iii) each employee stock option plan or other plan providing for the purchase of shares of capital stock of MKRO. All of such plans and arrangements of MKRO are referred to herein as the "employee benefit plans".

(b) The amounts reflected in the Financial Statements as liabilities or contingent liabilities with respect to employee benefit plans have been calculated in accordance and compliance with applicable law, including accounting principles relating thereto.

(c) All of the employee benefit plans maintained by MKRO (and each funding medium which may be attendant thereto) are in compliance with applicable law and all reporting and disclosure requirements under applicable laws and regulations, and have been administered and operated in accordance with their respective provisions and applicable law. There are no actions, suits or claims (other than routine claims for benefits) pending with respect to the employee benefit plans.

(d) MKRO has filed, published and disseminated all reports, documents, statements and communications which are required to be filed, published or disseminated under applicable law and the rules and regulations promulgated thereunder relating to, and have timely made all modifications and amendments to, the employee benefit plans.

Section 4.16 TAXES AND TAX RETURNS. MKRO has duly filed all income, franchise and other tax returns and reports required to be filed by it and has duly paid or made provision for the payment of all taxes (including any interest or penalties) which are due and payable pursuant to such returns. MKRO has withheld proper and accurate amounts from their employees' compensation in substantial compliance with all withholding and similar provisions of applicable law. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against MKRO with respect to any period ending on or before the Closing Date.

Section 4.17 CONTRACTS. MKRO has heretofore furnished to PPI or its counsel true and complete copies of each document, and a written description of each oral contact set forth on Schedule 4.17 hereof. Schedule 4.17 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements of the following types, including all amendments thereto to which MKRO is a party:

(a) Contracts relating to equipment purchases, or series of similar equipment purchases from the same supplier, involving an expenditure of, or if in a series, expenditures in the aggregate of, more than $25,000;

(b) Bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

(c) Factoring, loan, note, financing or similar contracts with any lenders or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any properties, involving in each case, or if in a series involving the same lender, guarantor or property, as the case may be, in the aggregate, at least $25,000;

(d) Contracts for the acquisition or disposition of a business or substantially all of the property, assets or capital stock or other securities of a business or company under which there are continuing or unperformed obligations on the part of any of the parties hereto, which contracts in each case involve at least $25,000;

(e) Conditional sales contracts, leases of personal property or contracts for the purchase or sale of real or personal property, involving in each case at least twenty-five thousand dollars ($25,000);

(f) Management or consulting contracts,  involving in each case, or with respect
to  any   individual   in  the   aggregate,   at  least   twenty-five   thousand
dollars($25,000);

(g) Contracts for the furnishing of services or products to or by MKRO, involving an expenditure in each case of at least twenty-five thousand dollars ($25,000);

(h) Royalty or licensing contracts or contracts requiring similar payments to unrelated parties individually, or with respect to any unrelated party in the aggregate, involving or which reasonably may in the future involve an amount in excess of twenty-five thousand dollars ($25,000) annually;

(i) All employment agreements between MKRO and any of its employees; and

(j) All agreements, contracts and commitments not listed on any other schedule hereto which individually involve the payment of twenty-five thousand dollars ($25,000) or more.

Except as set forth on Schedule 4.17, all such contracts, understandings, commitments, arrangements and agreements are in full force and effect.

Section 4.18 COLLECTIVE BARGAINING AGREEMENTS. Schedule 4.18 hereof is a list of all collective bargaining agreements with any labor organization to which MKRO is a party. The relations of MKRO with its employees are good and there are no impending labor difficulties.

Section 4.19 INSURANCE. MKRO is insured by insurers unaffiliated with MKRO or MKRO with respect to its properties and the conduct of its business in such amounts and against such risks as are generally and prudently maintained for comparable businesses and consistent with its past practice.

Section 4.20      REAL PROPERTY.

(a) Schedule 4.20 hereof sets forth a true and complete list of (i) all real property owned by MKRO and (ii) all real property leases to which MKRO is a party. MKRO has heretofore furnished to PPI or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 4.20.

(b) With respect to the leases described on Schedule 4.20, except as set forth on Schedule 4.20:

         (i) All such leases are in writing and duly executed, and, where required, witnessed, acknowledged and recorded to make them valid and binding and in full force and effect for the full term thereof, and none have been modified;

         (ii) The rental set forth in each such lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth in Schedule 4.20;

         (iii) The lessee under each such lease has the full right to exercise any renewal option contained therein and upon due exercise will be entitled to enjoy the use of the premises for the full term of such renewal option;

         (iv) Upon performance by the lessee of the terms of each such lease, the lessee has the full right to enjoy the use of the premises demised thereunder for the full term thereof; and

         (v) Except as set forth on Schedule 4.20, all security deposits required by such leases have been made and no forfeiture with respect thereto claimed, in whole or in part, by any of the lessors.

Section 4.20 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by MKRO under this Agreement or in any certificate, schedule or other document furnished or to be furnished to PPI or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

5.       COVENANTS AND TRANSACTIONS PRIOR TO CLOSING

Section 5.1 CONDUCT AND TRANSACTIONS OF PPI PRIOR TO THE CLOSING. Between the date of this Agreement and the Closing, the executive officers and board of directors of PPI shall retain full control of the management and business of their respective businesses. In order to assure protection and preservation of PPI's business as well as PPI's performance of its obligations under and related to this Agreement, PPI agrees that from the date of this Agreement up to and including the Closing:

(a) PPI shall give MKRO, its counsel, accountants, appraisers and other representatives or experts retained by MKRO full access on reasonable notice to all the premises and books, records and personnel of PPI during normal business hours and cause PPI to furnish to MKRO such financial and operating data and other information with respect to the business and properties of PPI as MKRO may from time to time reasonably request. In the event of termination of this Agreement for any reason, MKRO will return all documents, work papers and other materials obtained from PPI or PPI and will not further disclose to third parties any confidential information obtained by it pursuant hereto.

(b) PPI shall use all reasonable efforts to (i) preserve intact the present business organization and personnel of PPI, (ii) preserve the present goodwill and advantageous relationships of PPI with all persons having business dealings with PPI, and (iii) preserve and maintain in force all licenses, certificates, leases, contracts, permits, registrations, franchises, confidential information, trade names and copyrights, and applications for any of same, bonds and other similar rights of PPI. Except as otherwise provided in this Agreement, PPI shall refrain from entering into any new employment or consulting agreements with any of its present officers, management personnel or consultants, or any other employment or consulting agreement with any other person, not terminable by PPI on less than thirty (30) days' notice. PPI shall maintain in force all property, casualty, crime, life, directors, officers and other forms of insurance and bonds which it presently carries and, except with the written consent of MKRO, no cancellation or assignment of existing insurance coverage will be effected by PPI.

(c) MKRO shall operate its business only in the usual, regular and ordinary course and manner, and, except with the written consent of MKRO, shall refrain from (i) selling or agreeing to sell any capital stock, or (ii) except in the ordinary course of business, encumbering or mortgaging any property or assets or terminating or modifying any lease or incurring any obligation (contingent or otherwise).

(d) PPI or PPI shall not discuss or negotiate with any third party a possible sale of all or any part of the capital shares or assets of PPI, nor provide any information to any third party with respect thereto, other than such information which is provided in the ordinary course of the business operation of PPI to third parties, provided PPI has no reason to believe that such information may be utilized to evaluate a possible sale of the capital shares or assets of PPI.

(e) PPI will exert its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to MKRO any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement.

(f) PPI acknowledges that at the Closing MKRO will transfer to Juan Ledo or designee, all assets subject to liabilities and/or all stock of Information Management Systems, Inc., its wholly owned subsidiary, in exchange for cancellation of 4,445,000 shares of common stock of MKRO standing in his name.

Section 5.2 CONDUCT BY MKRO PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date, MKRO shall use its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to PPI any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF MKRO

The obligations of MKRO under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing:

Section 6.1 REPRESENTATIONS OF PPI. The representations and warranties of PPI set forth in this Agreement shal be true and complete in all material respects on and as of the Closing to the same extent and with the same force and effect as if made on such date, except as expressly provided to the contrary in this Agreement.

Section 6.2 CONSENTS. All necessary approvals or consents shall have been obtained from any and all federal departments and agencies and from all other commissions, boards, agencies and from any other person, firm or entity whose approval or consent is necessary to the consummation of the transactions contemplated by this Agreement.

Section 6.3 PERFORMANCE BY PPI. PPI shall have duly performed all obligations, covenants and agreements undertaken by them herein and complied with all terms and conditions applicable to them hereunder to be performed and complied with prior to the Closing.

Section 6.4 DOCUMENTS TO BE DELIVERED TO MKRO. MKRO shall have received:

(a) A certificate, dated as of the Closing and executed by PPI certifying as to the fulfillment of the matters contained in Sections 6.1, 6.2 and 6.3;

(b) True and complete copy of the certificates of incorporation of PPI, certified by the Secretary of State of Nevada, and of the by-laws of PPI, together with all amendments thereto, certified by the Secretary of PPI;

(c) Good standing certificate for PPI, certified by the Secretary of State of Nevada;

(d) Certificates representing 5,000,000 of the PPI Shares, duly endorsed for transfer, and PPI shall have received the MKRO Shares, duly endorsed for transfer. All such shares shall be subject to Rule 144 legend.

(e) The Employment Agreement duly executed by the employees listed on, in the form of Schedule 2.6 hereof.

Section 6.5 SUITS. No suit, action or other proceeding shall be a threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or which is likely to materially and adversely affect the financial condition, results of operations, business or prospects of PPI.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PPI

The obligations of PPI under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the initial Closing:

Section 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of MKRO set forth in this Agreement shall be true and complete in all material respects on and as of the Closing to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated by this Agreement.

Section 7.2 CONSENTS. All necessary approvals or consents shall have been obtained from any and all federal departments and agencies and from all other commissions, boards, agencies and from any other person, firm or entity whose approval or consent is necessary to the consummation of the transactions contemplated by this Agreement.

Section 7.3 PERFORMANCE BY MKRO. MKRO shall have duly performed all obligations, covenants and agreements undertaken by it herein and complied with all the terms and conditions applcable to them hereunder to be performed or complied with prior to the Closing.

Section 7.4 DOCUMENTS TO BE DELIVERED TO PPI. PPI shall have received:

(a) A certificate, dated as of the Closing, and executed by an officer of MKRO, certifying as to the fulfillment of the matters contained in Sections 7.1, 7.2 and 7.3;

(b) Certificates representing the MKRO Shares, duly endorsed for transfer, and MKRO shall have received 5,000,000 of the PPI Shares, duly endorsed for transfer.

(c) True and complete copies of the certificate of incorporation of MKRO, certified by the Secretary of State of Utah, and of the by-laws of MKRO, together with all amendments thereto, certified by the Secretary of MKRO;

(d) Good standing certificate for MKRO, certified by the Secretary of State of the domicile of each entity; and

(e) True and correct copies of Minutes of the Board of Directors authorizing the officers of MKRO to consummate the transaction.

Section 7.5 SUITS. No suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the closing of the transactions contemplated by this Agreement, or any investigation made by or on behalf of PPI or MKRO, the representations and warranties of PPI or MKRO contained in this Agreement or in any certificate, schedule, chart, list, letter, compilation or other document delivered pursuant hereto, shall survive the Closing for a period of one (1) year; provided, however, that as to any breach of, or misstatement in, any such representation or warranty as to which one party has given notice to the other on or prior to the expiration of such one (1) year period, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.

Section 8.2 PPI'S INDEMNIFICATION. PPI covenants and agrees to indemnify and save harmless MKRO and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or directly by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of PPI made in or pursuant to this Agreement.

Section 8.3 MKRO'S INDEMNIFICATION. MKRO covenants and agrees to indemnify and save harmless PPI and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of MKRO made in or pursuant to this Agreement.

Section 8.4 DEFENSE AGAINST ASSERTED CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a party indemnified pursuant to this Section 8 ("Indemnified Party") based on any liability or absence of right which, if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto ("the Indemnifying Party") the Indemnified Party shall with reasonable promptness give to the Indemnifying Party written notice of the claim or asserting of liability and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party might have to the Indemnified Party unless such failure materially prejudices the Indemnifying Party's position. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnified Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect to such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying Party does not accept the defense of the matter as provided above or in the event that the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense, the Indemnified Party shall have the full right at its option to defend against the liability or assertion and to employ counsel for such defense at the expense of the Indemnifying Party. All parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the others with respect to such defense.

9.       ASSIGNMENT, THIRD PARTIES, BINDING EFFECT

The rights under this Agreement shall not be assignable nor the duties delegable by any party without the written consent of all parties hereto having been obtained thereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto, and their successors in interest, any rights or remedies under or by reason of this Agreement unless so stated expressly to the Contrary. All covenants, agreements, representations, and warranties of the parties contained herein shall be binding upon and inure to the benefit of MKRO and PPI and their respective successors and permitted assigns.

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

10.      ABANDONMENT

In the event the transactions contemplated hereby are terminated or abandoned by mutual agreement or the parties hereto, there shall be no liability on the part of any of the parties by reason of such termination or abandonment.

11.      NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses (or at such other address as shall be given in writing by any party to the other) as follows:

           To MKRO:          Attn:  SAM J BOYER
                                    --------------------
                             Micronetics Inc.
                            14148 Magnolia Boulevard
                         Sherman Oaks, California 91423
                             Telephone: 818.784.6890     Facsimile: 818.784.6552

           With a copy to:   John Holt Smith, Esq.
                           Inman Steinberg Nye & Stone
                          1925 Century Park East #1600
                          Los Angeles, California 90067
                             Telephone: 310.274.7111    Facsimile: 310.274.8889

           To PPI:           Attn: ____________________
                           Praxis Pharmaceuticals Inc.
                              Northwestern Building
                            314-1008 Homer Boulevard
                             Vancouver, B.C. 6VB 2X1
                             Telephone:  604.718.6833    Facsimile: 604.718.6828

           With a copy to:   Lori Ann Fujioka, Esq.
                             Dill Dill Carr Stonbraker & Hutchings, P.C.
                             455 Sherman Street, Suite 300
                             Denver, Colorado 80203
                             Telephone: 303.777.3737   Facsimile: 303.777.3823

12.      REMEDIES NOT EXCLUSIVE

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every remedy given hereunder or now or hereafter existing, at law or in equity by statute or otherwise. The election of any one or more remedies by MKRO or PPI shall not constitute a waiver of the right to pursue other available remedies.

13.      COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


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14.      CAPTIONS AND SECTION HEADINGS

Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

15.      WAIVERS

Any failure by any of the parties hereto to comply with all of the obligations, agreements or conditions set forth herein may be waived by the other party or parties, provided, however that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition contained herein.

16.      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect except by a written instrument signed by the parties hereto.

17.      APPLICABLE LAW

This Agreement shall be governed and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have duly executed the Agreement as of the dated first above written.

                                          MICRONETICS INC.

                                          By     /S/JUAN G. LEDO
                                          Name     JUAN G. LEDO
                                          Title         PRESIDENT

                                          PRAXIS PHARMACEUTICALS INC.

                                          By
                                          Name
                                          Title






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